UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 31, 2007
SPHERION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11997	36-3536544

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309
(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (954) 308-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF
                       CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On January 31, 2007, the Board of Directors of Spherion Corporation approved the Company’s 2007 Variable Pay Plan (the “Plan”). Under the Plan, the 2007 annual incentive awards for all of our executive officers will be based 85% on earnings per share targets and 15% on service excellence goals. EPS goals are reflected in the following chart:

Spherion EPS
(85% of Variable Pay Opportunity)
	EPS from
	continuing	% of EPS Component
Goal Level	operations	Awarded

Achievement	*	200%
Target	*	100%
Threshold	*	6.62%
Below Threshold	*	0%

*	Confidential terms omitted and provided separately to the Securities and Exchange Commission.
     Individual service excellence goals will be set by Roy G. Krause, our President and Chief Executive Officer.
     The 2007 annual incentive award target for each executive officer is as follows: 100% for Roy G. Krause, 80% of base salary for William J. Grubbs and Mark W. Smith and 60% of base salary for Lisa G. Iglesias and John Heins.
     A copy of the Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits

Exhibit No.	Description

10.1	Spherion Corporation 2007 Variable Pay Plan (portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERION CORPORATION
Date: February 6, 2007	By:	/s/ Roy G. Krause
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Spherion Corporation 2007 Variable Pay Plan (portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment).

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